Exhibit 99.2

Reconciliation of GAAP to Non-GAAP Net Income
($ in millions after-tax, except Per Share) 4th Quarter 2005 4th Quarter 2004
After-tax Per Share After-tax Per Share
Net Income (Loss) 62 $        0.34 $      (499) $     (2.43) $
Discontinued Operations-Papers & related (2) (0.01) 541 2.63
Restructuring 3 0.02 23 0.11
Net Income (Loss) before Other Items 63 $        0.35 $      65 $         0.31 $
Less Gains on Sales of Forestlands 2 0.01         17 0.08
Net Income (Loss) before Other Items & Land Sales 61 $        0.34 $      48 $         0.23 $
($ in millions after-tax, except Per Share) 12 Months 2005 12 Months 2004
After-tax Per Share After-tax Per Share
Net Income (Loss) 28 $        0.14 $      (349) $     (1.72) $
Discontinued Operations-Papers & related 91 0.48 573 2.82
Debt Retirement 56 0.29
Restructuring 20 0.10 67 0.33
Net Income (Loss) before Other Items 195 $      1.01 $      291 $       1.43 $
Less Gains on Sales of Forestlands 37 0.19         110 0.54
Net Income (Loss) before Other Items & Land Sales 158 $      0.82 $      181 $       0.89 $